                                                                    Exhibit (i2)


                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110


                                 January 8, 1999


Touchstone Series Trust
311 Pike Street
Cincinnati, Ohio 45202

      Re:   Touchstone Series Trust

Ladies and Gentlemen:

      We are acting as special Massachusetts counsel to Touchstone Series Trust, a Massachusetts business trust (the "Trust"). You have requested that we deliver an opinion to you with respect to the Class A, Class C and Class Y shares of beneficial interest, par value $.00001 per share (the "Class A Shares", the "Class C Shares", and the "Class Y Shares", respectively) of the Trust's series Touchstone Emerging Growth Fund, Touchstone International Equity Fund, Touchstone Income Opportunity Fund, Touchstone Value Plus Fund, Touchstone Growth and Income Fund, Touchstone Balanced Fund, and Touchstone Bond Fund, to be filed as an exhibit to Post-Effective Amendment No. 10 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about January 8, 1999 (the "Registration Statement"). We understand that the Class A Shares, the Class C Shares and the Class Y Shares were initially offered pursuant to Post-Effective Amendment No. 9 to the Trust's Registration Statement which was filed with the Securities and Exchange Commission on December 31, 1998 and which became effective as of January 4, 1999 (the "Prior Amendment").

      In connection with the furnishing of this opinion, we have examined the following documents:

            (a) a recent certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

            (b) a copy of the Trust's Declaration of Trust dated as of February 7, 1994, Amendment No. 1 to the Declaration dated as of April 11, 1994, Amendment No. 2 to the Declaration dated as of August 1, 1994, Amendment No. 3 to the Declaration dated as of September 14, 1994, Amendment No. 4 to the

Touchstone Series Trust
January 8, 1999
Page 2


      Declaration dated as of September 18, 1997, and Amendment No. 5 to the Declaration dated as of January 4, 1999 (collectively, the "Declaration");

            (c) a copy of the Trust's Fourth Amended and Restated Establishment and Designation of Series dated as of January 4, 1999 (the "Designation of Classes");

            (d) a certificate executed by the Assistant Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, Designation of Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on February 7, 1994, August 15, 1997 and June 18, 1998 (the "Board Resolutions"); and

            (e) a copy of the Prior Amendment.


      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

      This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is our opinion that:

      1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with

Touchstone Series Trust
January 8, 1999
Page 3


transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The Class A Shares, the Class C Shares and the Class Y Shares issued on or after January 4, 1999, when issued and sold in accordance with the Trust's Declaration, By-Laws, and Designation of Classes and for the consideration described in the Prior Amendment, are legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Prior Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

      The opinions expressed herein concern only the effect of the law as currently in effect and the facts and assumptions described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof.

                                    Very truly yours,



                                    /s/ Bingham Dana LLP
                                    ------------------------------
                                    BINGHAM DANA LLP